May 17, 1996


Sano Corporation
3250 Commerce Parkway
Miramar, Florida 33025


         RE:      REGISTRATION STATEMENT ON FORM S-8 FOR SANO
                  CORPORATION'S 1993 NON- QUALIFIED STOCK OPTION
                  PLAN AND 1995 STOCK OPTION PLAN

Ladies and Gentlemen:

         On the date hereof, Sano Corporation, a Florida corporation (the "Company"), sent for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering and sale by the Company of up to 1,724,083 shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), pursuant to stock options ("Options") granted or to be granted under the Company's 1993 Non-Qualified Stock Option Plan (the "1993 Plan") and 1995 Stock Option Plan (the "1995 Plan"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or a copy, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company;

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Sano Corporation
May 17, 1996
Page 2


(ii) records of corporate proceedings of the Company authorizing the 1993 Plan and 1995 Plan; (iii) the Registration Statement and exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deemed reasonably appropriate, upon representations of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independently checking or verifying the accuracy of such documents, records and instruments.

         Based upon the foregoing examination, we are of the opinion that the Company presently has available at least 1,724,083 shares of authorized and unissued Common Stock from which the 1,724,083 shares of Common Stock proposed to be sold pursuant to the exercise of Options granted under the 1993 Plan and 1995 Plan may be issued. In addition, assuming that the Company maintains an adequate number of authorized but unissued shares of Common Stock available for issuance to those persons who exercise their Options, and that the consideration for the underlying shares of Common Stock issued pursuant to the Options is actually received by the Company as provided in the 1993 Plan and 1995 Plan, we are of the opinion that the shares of Common Stock issued pursuant to the exercise of Options granted under and in accordance with the terms of the 1993 Plan and 1995 Plan will be duly and validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                     Sincerely,

                                     GREENBERG, TRAURIG, HOFFMAN,
                                     LIPOFF, ROSEN & QUENTEL, P.A.


                                     By: /s/ GARY M. EPSTEIN
                                         ------------------------
                                         Gary M. Epstein